Exhibit 99.1

News from AEP

MEDIA CONTACT:	ANALYSTS CONTACT:
Tammy Ridout	Darcy Reese
Director, External Communications	Vice President, Investor Relations
614/716-2347	614/716-2614

FOR IMMEDIATE RELEASE

AEP Secures Minority Equity Interest Investment in Ohio and Indiana & Michigan Transmission Companies
•A 50/50 strategic partnership between KKR and PSP Investments agrees to acquire 19.9% non-controlling equity interest in two AEP Transcos for $2.82 billion
•Transaction provides highly efficient financing to support AEP’s five-year, $54 billion capital investment plan, enhance reliability for customers and strengthen balance sheet

Columbus, Ohio, Jan. 9, 2025 – American Electric Power (Nasdaq: AEP) today announced a definitive agreement for a strategic partnership between KKR and PSP Investments to acquire a 19.9% equity interest in the company’s Ohio and Indiana & Michigan Transmission Companies (Transcos) for $2.82 billion. The Transcos are transmission-only, Federal Energy Regulatory Commission (FERC) regulated utilities that build, own and operate transmission infrastructure.
The transaction multiple of 30.3 times LTM P/E is highly attractive and is a significant premium to AEP’s current stock price. The 19.9% minority equity interest represents approximately 5% of AEP’s total transmission rate base.
This transaction allows AEP to efficiently finance a growing segment of its business in the Midwest and enhance its ability to serve growing customer demand and provide reliable service. The proceeds will support AEP’s five-year, $54 billion capital growth plan, which includes investments in transmission, distribution and generation projects and will offset a significant amount of AEP’s $5.35 billion equity financing needs through 2029. Upon closing, the transaction will immediately be accretive to AEP’s earnings and credit profile.
“Executing on our five-year capital plan is critical to meeting growing energy demand and bolstering reliability for our customers. Electricity demand is anticipated to grow significantly in AEP’s footprint by the end of the decade,” said Bill Fehrman, AEP president and chief executive officer. “Areas such as Ohio and Indiana are experiencing growth that has not been seen for decades. This transaction allows us to address a portion of our capital needs efficiently and at a very attractive valuation, benefiting our customers and supporting economic development in our states.”
Fehrman continued, “We are pleased to launch this strategic partnership with two of the world’s premier global infrastructure investors. KKR and PSP Investments are experienced investors in the utilities and energy space with a proven track record of successful infrastructure investments. This transaction allows AEP to maintain a controlling interest in our valuable transmission assets, which we will support through growth and modernization initiatives.”
Customers and employees will not experience any changes as a result of this transaction. Long term, states and customers should benefit from the increased economic development opportunities enabled by investment in the transmission system. AEP’s employees will continue to operate and maintain the Transcos’ assets.
The transaction requires approval from FERC and clearance from the Committee on Foreign Investment in the United States. The transaction is expected to close in the second half of 2025.
J.P. Morgan Securities LLC is serving as exclusive financial advisor to AEP. Morgan Lewis & Bockius LLP is serving as legal counsel to AEP.

About AEP
Our team at American Electric Power (Nasdaq: AEP) is committed to improving our customers' lives with reliable, affordable power. We are investing $54 billion from 2025 through 2029 to enhance service for customers and support the growing energy needs of our communities. Our nearly 16,000 employees operate and maintain the nation's largest electric transmission system with 40,000 line miles, along with more than 225,000 miles of distribution lines to deliver energy to 5.6 million customers in 11 states. AEP also is one of the nation's largest electricity producers with approximately 29,000 megawatts of diverse generating capacity. We are focused on safety and operational excellence, creating value for our stakeholders and bringing opportunity to our service territory through economic development and community engagement. Our family of companies includes AEP Ohio, AEP Texas, Appalachian Power (in Virginia, West Virginia and Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana, east Texas and the Texas Panhandle). AEP also owns AEP Energy, which provides innovative competitive energy solutions nationwide. AEP is headquartered in Columbus, Ohio. For more information, visit aep.com.
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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: changes in economic conditions, electric market demand and demographic patterns in AEP service territories; the economic impact of increased global conflicts and trade tensions and the adoption or expansion of economic sanctions, tariffs or trade restrictions; inflationary or deflationary interest rate trends; volatility and disruptions in the financial markets precipitated by any cause, including turmoil related to federal budget or debt ceiling matters or instability in the banking industry, particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly if expected sources of capital such as proceeds from the sale of assets, subsidiaries and tax credits, and anticipated securitizations, do not materialize or do not materialize at the level anticipated, and during periods when the time lag between incurring costs and recovery is long and the costs are material; shifting demand for electricity; the impact of extreme weather conditions, natural disasters and catastrophic events such as storms, drought conditions and wildfires that pose significant risks including potential litigation and the inability to recover significant damages and restoration costs incurred; limitations or restrictions on the amounts and types of insurance available to cover losses that might arise in connection with natural disasters or operations; the cost of fuel and its transportation, the creditworthiness and performance of parties who supply and transport fuel and the cost of storing and disposing of used fuel, including coal ash and spent nuclear fuel; the availability of fuel and necessary generation capacity and the performance of generation plants; AEP’s ability to recover fuel and other energy costs through regulated or competitive electric rates; the ability to build or acquire generation (including from renewable sources), transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) to meet the demand for electricity at acceptable prices and terms, including favorable tax treatment, cost caps imposed by regulators and other operational commitments to regulatory commissions and customers for generation projects, and to recover all related costs; the disruption of AEP’s business operations due to impacts on economic or market conditions, costs of compliance with potential government regulations, electricity usage, supply chain issues, customers, service providers, vendors and suppliers caused by pandemics, natural disasters or other events; new legislation, litigation and government regulation, including changes to tax laws and regulations, oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances that could impact the continued operation, cost recovery, and/or profitability of generation plants and related assets; the impact of federal tax legislation on results of operations, financial condition, cash flows or credit ratings; the risks associated with fuels used before, during and after the generation of electricity and the byproducts and wastes of such fuels, including coal ash and spent nuclear fuel; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation or regulatory proceedings or investigations; the ability to efficiently manage operation and maintenance costs; prices and demand for power generated and sold at wholesale; changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation; AEP’s ability to recover through rates any remaining unrecovered investment in generation units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for coal and other energy-related commodities, particularly changes in the price of natural gas; the impact of changing expectations and demands of customers, regulators, investors and stakeholders, including evolving expectations related to environmental, social and governance concerns; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; changes in the creditworthiness of the counterparties with contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting standards periodically issued by accounting standard-setting bodies; other risks and unforeseen events, including wars and military conflicts, the effects of terrorism (including increased security costs), embargoes, cyber security threats, labor strikes impacting material supply chains, global information technology disruptions and other catastrophic events; and the ability to attract and retain the requisite work force and key personnel.